EXHIBIT 23.2


                       CONSENT OF STAN J.H. LEE, CPA, CMA,
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         As independent registered public accountants, we hereby consent to the use of our report dated May 8, 2008 on the consolidated financial statements of Environmental Service Professionals, Inc. as of December 31, 2007 included in or made a part of this Form 10KSB/A.

/s/ Stan J.H. Lee, CPA, CMA
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Stan J.H. Lee, CPA, CMA.

Chula Vista, CA. 91910

May 22, 2008